Exhibit 99.1

AN2 Therapeutics Reports Second Quarter 2022 Financial Results and Provides Business Updates

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Enrolling U.S. Patients in the EBO-301 Pivotal Phase 2/3 Trial of Epetraborole in Treatment-Refractory MAC Lung Disease; Topline Results from Phase 2 Part of Trial Expected in Mid-2023
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Completed Enrollment in Phase 1 PK/Safety Study of Epetraborole in Healthy Volunteers in Japan
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Plan to Include Japanese Patients in EBO-301 Pivotal Phase 2/3 Trial; Gained Alignment with the PMDA on the Use of a Microbiological Primary Endpoint to Support Potential Registration in Japan

Menlo Park, CA – August 11, 2022 – AN2 Therapeutics, Inc. (Nasdaq: ANTX), a clinical-stage biopharmaceutical company focused on developing treatments for rare, chronic, and serious infectious diseases with high unmet needs, today reported financial results for the quarter ended June 30, 2022.

“We’ve made significant strides with the epetraborole clinical program, initiating the pivotal Phase 2/3 trial in treatment-refractory MAC lung disease in the U.S., and completing enrollment in a Phase 1 study in healthy volunteers in Japan. Furthermore, we recently gained alignment with the PMDA on the registrational path in Japan, including the use of a microbiological endpoint as the basis for potential approval. As a result, the company is planning to include Japanese patients in our ongoing pivotal Phase 2/3 trial,” said Eric Easom, President and Chief Executive Officer. “Initiating the pivotal study for epetraborole in the U.S. and paving the way to add Japanese patients to the study is an important milestone for AN2 and patients suffering from NTM lung disease. With the highest incidence of NTM globally, Japan is an important part of our epetraborole strategy.”

Second Quarter & Recent Business Updates:

Initiated Pivotal Phase 2/3 Trial for Epetraborole in Treatment-Refractory MAC Lung Disease. In June 2022, AN2 Therapeutics reported that it screened its first patient in its pivotal Phase 2/3 clinical trial evaluating once-daily, oral epetraborole for treatment-refractory Mycobacterium avium complex (MAC) lung disease, the most common form of nontuberculous mycobacterial (NTM) lung disease.

Expanded Company’s Board of Directors. During the second quarter of 2022, AN2 Therapeutics announced that Maggie FitzPatrick, a corporate affairs, communications and business operations leader, was appointed to its Board of Directors. Ms. FitzPatrick previously served as Global Chief Communications Officer and led public affairs at Johnson & Johnson.

Advancing Epetraborole Clinical Development. AN2 Therapeutics has completed enrollment in the Phase 1 safety and pharmacokinetics (PK) study of oral epetraborole in healthy volunteers in Japan. The Company recently met with the Japanese Pharmaceutical and Medical Devices Agency (PMDA) and gained alignment on the use of a microbiological primary endpoint to support potential registration in Japan. The Company is planning to include Japanese patients in the EBO-301 pivotal Phase 2/3 clinical trial and expects that data from the ongoing pivotal Phase 2/3 clinical trial of oral epetraborole for treatment-refractory MAC lung disease, if positive, will serve as the basis for the application for marketing approval in Japan.

Financial Results for Second Quarter 2022:

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Research and Development (R&D) Expenses: R&D expenses increased for the three months ended June 30, 2022, compared to the same period during 2021 due to higher clinical trial activity, additional R&D personnel and related expenses, increased outside consultant costs and research studies related to our research and development activities. These increases were partially offset by lower clinical manufacturing costs for our clinical trials and lower related party license fees.
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General and Administrative (G&A) Expenses: G&A expenses increased for the three months ended June 30, 2022, compared to the same period during 2021 due to additional G&A personnel and related expenses, higher outside legal and accounting professional service costs and increased consulting services, as we expanded our post-initial public offering (IPO) activities.
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Cash Position: Cash, cash equivalents and investments totaled $115.8 million on June 30, 2022. The Company expects that current cash, cash equivalents and investments, including net proceeds from the underwriters’ IPO over-allotment option exercised in April, will be sufficient to fund its operating expenses through mid-2024.

About AN2 Therapeutics, Inc.

AN2 Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing treatments for rare, chronic, and serious infectious diseases with high unmet needs. AN2 is developing epetraborole, a once-daily oral treatment for patients with NTM lung disease, a rare, chronic, and progressive infectious disease caused by bacteria, known as mycobacteria, that leads to irreversible lung damage and can be fatal. For more information, please visit our website at www.an2therapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding: AN2's anticipated progress, business plans, business strategy and planned clinical trials; the timing of anticipated results from AN2's recently initiated Phase 2/3 pivotal clinical trial; the potential clinical benefits and therapeutic potential of epetraborole; AN2's estimated cash runway and the timing of use of its capital resources; the timing of initial data from AN2's research and development programs; ability of AN2 to expand into other markets and initiate clinical trials in other jurisdictions; and other statements that are not historical fact. These statements are based on AN2's current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the effects of the evolving COVID-19 pandemic; AN2's ability to continue enrollment in its Phase 2/3 pivotal clinical trial of epetraborole and the ability to enable epetraborole development in Japan, the anticipated timing of development in Japan or at all; the ability of AN2 to effectively and timely make amendments to the Phase 2/3 pivotal trial design pursuant to additional FDA feedback; initiation of planned clinical trials and enrollment of patients in its future clinical trials; AN2's ability to procure sufficient supply of its product candidate for its future clinical trials; the preclinical profiles of AN2's product candidate not translating in clinical trials; the potential for results from clinical trials to differ from preclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with AN2's product candidate; the significant uncertainty associated with AN2's product candidate ever receiving any regulatory approvals; AN2's ability to obtain, maintain or protect intellectual property rights related to its current and future product candidates; implementation of AN2's strategic plans for its business and current and future product candidates; the sufficiency of AN2's capital resources and need for additional capital to achieve its goals; and other risks, including those described under the heading “Risk Factors” in AN2's prospectus filed with the U.S. Securities and Exchange Commission (SEC) on March 24, 2022 and in AN2's reports to be filed with the SEC, including AN2’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. These filings, when available, are available on the investor relations section of our website at investor.an2therapeutics.com and on the SEC's website at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and AN2 undertakes no duty to update such information except as required under applicable law.

Company Contacts:

Lucy O. Day

Chief Financial Officer

l.day@an2therapeutics.com

Anne Bowdidge

Investor Relations

abowdidge@an2therapeutics.com

AN2 THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,
	2022	2021
Operating expenses:
Research and development	$6,698	$3,850
Research and development—related party	—	250
General and administrative	3,635	898
Total operating expenses	10,333	4,998
Loss from operations	(10,333)	(4,998)
Interest income	228	15
Other expense	(15)	(24)
Net loss	(10,120)	(5,007)
Accretion to redemption value and cumulative dividends on preferred stock	—	(1,904)
Net loss attributable to common stockholders	$(10,120)	$(6,911)
Net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$(2.62)
Weighted-average number of shares used in computing net loss per share, basic and diluted	19,258,066	2,633,954
Other comprehensive loss:
Unrealized loss on investments	(202)	—
Comprehensive loss	$(10,322)	$(5,007)

AN2 THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2022 (unaudited)	December 31, 2021
Assets
Cash and cash equivalents	$40,616	$12,097
Short-term investments	72,773	46,458
Prepaid expenses and other current assets	3,488	1,551
Deferred offering costs	—	1,724
Long-term investments	2,419	3,486
Other assets, long-term	720	—
Total assets	$120,016	$65,316

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Accounts payable	$1,612	$1,063
Other current liabilities	2,537	2,332
Other liabilities, long-term	4	13
Total liabilities	4,153	3,408
Redeemable convertible preferred stock	—	109,319
Stockholders’ equity (deficit)	115,863	(47,411)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$120,016	$65,316